Exhibit T3A-9

1911024

State of California

SECRETARY OF STATE'S OFFICE

CORPORATION DIVISION

AUG 2 4 1994

THE GREAT SEAL OF THE STATE OF
EUREKA
CALIFORNIA

Tony Miller

Acting Secretary of State

SEC/STATE FORM CE-107 (REV. 2/94)

94 25178

CORPORATION DIVISION

I, TONY MILLER, Acting Secretary of State of the State of California, hereby certify:

That the annexed transcript has been compared with the corporate record on file in this office, of which it purports to be a copy, and that same is full, true and correct.

IN WITNESS WHEREOF, I execute his certificate and affix the Great Seal of the State of California this

Acting Secretary of State

ARTICLES OF INCORPORATION

OF

HSP INC.

ARTICLE I

The name of this corporation is: HSP INC.

ARTICLE II

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

ARTICLE III

The name and complete business address in the State of California of this corporation’s initial agent for service of process is:

Paracorp Incorporated

ARTICLE IV

This corporation is authorized to issue only one class of shares of stock and the total number of shares which the corporation is authorized to issue is 10,000.

ARTICLE V

The liability of directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

ARTICLE VI

This corporation is authorized to indemnify the directors and officers of this corporation to the fullest extent permissible under California law.

ARTICLE VII

This corporation is a close corporation. All of this corporation’s issued shares shall be held of record by not more than thirty-five (35) persons.

Dated: August 23, 1994
EDNA L. PERRY, Incorporator

ACTION BY INCORPORATOR

OF

HSP INC.

Pursuant to Section 210 of the California General Corporation Law, the undersigned, being the incorporator of HSP INC., a CA corporation, does hereby adopt the following resolution:

Election of Directors.

RESOLVED, that the following persons be, and they hereby are, elected as the directors of the corporation, each to serve until the next annual meeting of shareholders and until his or her successor has been duly elected and qualified:

William Lyon

Wade H. Cable

David M. Siegel

DATED: August 23, 1994
Edna L. Perry, Incorporator

RESIGNATION OF INCORPORATOR

I, the undersigned, being the Sole Incorporator of HSP INC., a CA corporation incorporated on August 23, 1994, do hereby tender my resignation as Sole Incorporator of the Corporation, effective immediately.

Date: August 23, 1994
Edna L. Perry, Sole Incorporator